Exhibit 3(c)

                                   TRUST AGREEMENT
                              OF TU ELECTRIC CAPITAL IV



                    This  TRUST AGREEMENT  of TU  Electric Capital  IV (the

          "Trust"),  dated as of January 8, 1997, among (i) Texas Utilities

          Electric Company, a Texas corporation (the "Depositor"), (ii) The

          Bank of  New York,  a New  York banking  corporation, not in  its individual capacity but solely as trustee of the Trust, (iii) The

          Bank of New York (Delaware), a Delaware  banking corporation, not in  its individual capacity but  solely as trustee  of the Trust,

          and  (iv)  Wayne  E. Patterson,  an  individual  employed by  the

          Depositor, not in  his individual capacity but solely  as trustee of  the Trust  (the "Administrative  Trustee")(the Administrative

          Trustee,  together with any  administrative trustees appointed by the Depositor  after the date hereof,  the "Administrative Trust-

          ees")(each of such trustees  in (ii), (iii) and (iv)  a "Trustee"

          and collectively, the  "Trustees").  The Depositor and the Trust-

          ees hereby agree as follows:

                    1.   The  trust created  hereby shall  be known  as "TU

          Electric  Capital IV", in which name the Trustees, or the Deposi-

          tor  to the extent provided  herein, may conduct  the business of

          the Trust                  , make and execute contracts, and sue and

          be sued.

                    2.   The Depositor hereby  assigns, transfers,  conveys

          and  sets over  to the  Trustees the  sum of  $10.   The Trustees

          hereby  acknowledge receipt  of  such amount  in  trust from  the

          Depositor,  which  amount  shall  constitute  the  initial  trust

          estate.   The  Trustees hereby  declare that  they will  hold the

          trust estate in trust for the Depositor.  It is  the intention of the parties  hereto that  the Trust  created hereby  constitute a business trust under Chapter 38 of Title 12 of the Delaware Code,

          12 Del. C. Section 3801 et seq. (the "Business Trust Act"), and
             -------              -- ---

          that this  document constitutes  the governing instrument  of the

          Trust.    The  Trustees are  hereby  authorized  and directed  to

          execute and file  a certificate  of trust with  the Secretary  of

          State  of the State of Delaware in accordance with the provisions of the Business Trust Act.

                    3.   The Depositor and the  Trustees will enter into an

          amended and  restated Trust Agreement, satisfactory  to each such party and substantially in  the form to be included as an exhibit to the  1933  Act Registration  Statement referred  to below,  to provide  for  the contemplated  operation  of  the Trust  created hereby and the  issuance of the  Preferred Securities and  Common

          Securities referred  to  therein.   Prior  to the  execution  and

          delivery  of  such  amended  and restated  Trust  Agreement,  the

          Trustees  shall not have any duty or obligation hereunder or with respect  of the  trust estate,  except as  otherwise required  by applicable law  or as  may be necessary  to obtain prior  to such execution  and  delivery  any  licenses,  consents  or  approvals required by applicable law or otherwise.

                    4.   The  Depositor and  the Trustees  hereby authorize

          and direct each of the Administrative Trustees, and the Depositor,

          acting  singly  or together,  (and, in  the  case of  (iv) below,

          Robert J. Reger, Jr., as authorized representative of the  Trust)

          (i)  to prepare and file with the Securities and Exchange Commis-

          sion  (the "Commission") and execute,  in each case  on behalf of the  Trust, (a) a Registration  Statement on Form  S-3 (the "1933

          Act  Registration  Statement"),  including  any  pre-effective or post-effective amendments to the 1933 Act Registration Statement,

          relating to the registration under the Securities Act of 1933, as amended, of  the Preferred  Securities of the  Trust and  certain other securities  and (b)  a Registration  Statement on  Form 8-A

          (the  "1934  Act  Registration  Statement") (including  all  pre-

          effective and post-effective amendments thereto) relating  to the registration  of  the Preferred  Securities  of  the Trust  under

          Section 12(b) of the Securities Exchange Act of 1934, as amended;

          (ii)  to prepare and  file with the New  York Stock Exchange (the

          "Exchange") and execute on behalf of the Trust a listing applica-

          tion   and  all  other  applications,  statements,  certificates,

          agreements  and other instruments as shall be necessary or desir-

          able  to cause  the  Preferred Securities  to  be listed  on  the

          Exchange, (iii) to prepare and file  and execute on behalf of the

          Trust  such  applications,  reports,  surety  bonds,  irrevocable consents,  appointments of  attorney for  service of  process and other  papers and documents as shall be necessary or desirable to register the  Preferred Securities  under the securities  or blue sky laws of such jurisdictions as the Depositor or the

          Administrative Trustee, on behalf of the Trust,  may deem

          necessary or  desirable and (iv)  to execute and deliver, on behalf of  the Trust, an  underwriting agreement  in respect of the  sale of the Preferred Securities  in such form as

          the  Depositor shall  approve.   In  the  event that  any  filing

          referred to above is required by the rules and regulations of the

          Commission, the Exchange or state securities or blue sky laws, to be executed  on behalf of the Trust by  one or more of the Trust-

          ees, each of  the Trustees, in its or his  capacity as Trustee of the Trust, is hereby  authorized and, to the extent  so required,

          directed to join in any  such filing and to execute on  behalf of the Trust any and all of the foregoing, it being  understood that

          The  Bank of  New York and  The Bank  of New  York (Delaware), in

          their capacities  as Trustees  of the Trust,  respectively, shall not be required  to join in any such filing  or execute on behalf of  the Trust any such document unless  required by the rules and regulations of  the Commission, the Exchange  or state securities

          or blue sky laws.   In connection the filings  referred to above,

          the Depositor and each Trustee, solely  in its or his capacity as

          Trustee of the  Trust, hereby constitutes and appoints  Robert A.

          Wooldridge, James  H. Scott and Robert J. Reger, Jr., and each of them, as its or his true and lawful attorneys-in-fact and agents,

          with  full  power of  substitution  and  resubstitution, for  the

          Depositor or such Trustee or in the Depositor's or such Trustee's name, place and stead, in any and all capacities, to sign any and all filings and amendments (including  post-effective amendments)

          to  any of  such  filings (including  the  1933 Act  Registration

          Statement and the  1934 Act Registration  Statement) and to  file the  same,  with all  exhibits  thereto  and  other documents  in connection  therewith,  with  the Commission,  the  Exchange  and securities or blue sky  administrators, granting unto said attor-

          neys-in-fact and  agents  full  power  and authority  to  do  and perform each and every  act and thing requisite and  necessary to be  done in  connection therewith,  as fully  to all  intents and purposes as  the Depositor or  such Trustee might or  could do in person, hereby ratifying and  confirming all that said attorneys-

          in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

                    5.   This  Trust Agreement  may be  executed in  one or

          more counterparts.

                    6.   The number  of Trustees initially  shall be  three

          (3) and thereafter the number of Trustees shall be such number as shall be fixed from time  to time by a written instrument  signed by the Depositor  which may  increase or decrease  the number  of

          Trustees; provided, however, that  to the extent required  by the

          Business  Trust Act, one Trustee shall either be a natural person who is a resident of  the State of Delaware, or, if not a natural person,  an entity which has  its principal place  of business in the State  of Delaware  and otherwise  meets the  requirements of applicable Delaware law.  Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time.  The  Trustees may  resign upon thirty  days prior  written notice to Depositor.

                    7.   The  Depositor shall have  the right  to terminate

          the  Trust at  any time  prior to the  issuance of  any Preferred

          Security.   Upon termination of the Trust in connection with this

          Section 7, each of the Administrative Trustees, acting singly, is hereby  authorized to prepare, execute and  file a Certificate of

          Cancellation  with the Secretary of  State of the  State of Dela-

          ware.

                    8.   This Trust  Agreement shall  be  governed by,  and

          construed in accordance with,  the laws of the State  of Delaware

          (without regard to conflict of laws principles).

                    IN WITNESS WHEREOF, the parties hereto have caused this

          Trust Agreement to be duly executed as of the day  and year first above written.


                                        TEXAS UTILITIES ELECTRIC COMPANY,
                                             as Depositor


                                        By: /s/ Robert S. Shapard
                                           ----------------------------------
                                             Name:  Robert S. Shapard
                                             Title:  Treasurer and Assistant
                                                            Secretary


                                        THE BANK OF NEW YORK, not in its
                                             individual capacity but solely
                                             as Trustee


                                        By: /s/ Stephen J. Giurlando
                                           ----------------------------------
                                             Name:  Stephen J. Giurlando
                                             Title:  Assistant Vice President


                                        THE BANK OF NEW YORK,
                                             (DELAWARE), not in its
                                             individual capacity but
                                             solely as Trustee


                                        By: /s/ Joseph G. Ernst
                                           ----------------------------------
                                             Name:  Joseph G. Ernst
                                             Title:  Assistant Vice President


                                        WAYNE E. PATTERSON, not in his
                                             individual capacity but solely
                                             as Trustee


                                        By: /s/ Wayne E. Paterson
                                           ----------------------------------